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                                                                   EXHIBIT 11.1

        Statement Re: Computation of Per Share Loss of Administaff, Inc.

                                                               Three months
                                                              ended March 31,
                                                            --------------------
                                                            1996            1997
                                                            --------------------
Primary
  Average shares outstanding...........................     10,726        12,478
  Net effect of dilutive stock options -- based on the
    treasury stock method using average market price...          *             *
  Net effect of dilutive stock warrants -- based on the
    treasury stock method using average market price...          *             *
  Net effect of dilutive stock warrants -- based on the
    if-converted method................................          *             *
  Adjustment to give effect to shares optioned to
    employees within 12 months of the initial filing on
    Form S-1 of an initial public offering as
    outstanding as of the beginning of each period
    presented based on the treasury stock method using
    the offering price.................................        113            --
                                                         ------------------------
  Total................................................     10,839        12,478
                                                         ========================
  Net loss.............................................      ($909)          ($7)
  Add interest from subordinated debt, net of taxes....          *             *
                                                         ------------------------
  Net loss available for common shareholders...........      ($909)          ($7)
                                                         ========================
  Per share amount.....................................     ($0.08)        $0.00
                                                         ========================
Fully Diluted
  Average shares outstanding...........................     10,726        12,478
  Net effect of dilutive stock options -- based on the
    treasury stock method using ending market price....          *             *
  Net effect of dilutive stock warrants -- based on the
    treasury stock method using ending market price....          *             *
  Net effect of dilutive stock warrants -- based on the
    if-converted method................................          *             *
  Adjustment to give effect to shares optioned to
    employees within 12 months of the initial filing on
    Form S-1 of an initial public offering as
    outstanding as of the beginning of each period
    presented based on the treasury stock method using
    the offering price.................................        113             --
                                                         ------------------------
  Total................................................     10,839        12,478
                                                         ========================
  Net loss.............................................      ($909)          ($7)
  Add interest from subordinated debt, net of taxes....          *             *
                                                         ------------------------
  Net loss available for common shareholders...........      ($909)          ($7)
                                                         ========================
  Per share amount.....................................     ($0.08)        $0.00
                                                         ========================

  * Conversion of the stock warrants and options is not assumed in the computation because their effect is antidilutive.